EXHIBIT 99.1

Global Hotline, Inc.

Consolidated Financial Statements

From September 7, 2004 (Inception) to March 31, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Directors

Global Hotline, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Global Hotline, Inc. and Subsidiaries as of March 31, 2005, and the related consolidated statements of operations, stockholders’ deficiency and cash flows from September 7, 2004 (Inception) to March 31, 2005. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Global Hotline, Inc. and Subsidiaries as of March 31, 2005, and the results of its operations and its cash flows from September 7, 2004 (Inception) to March 31, 2005 in conformity with accounting principles generally accepted in the United States.

/s/ Sherb & Co., LLP
Certified Public Accountants

New York, New York

October 21, 2005

GLOBAL HOTLINE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET

March 31,
2005
In Yen
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	39,647,969
Accounts receivable, net of allowance for doubtful accounts of -0- Yen	175,852,418
Consumption tax receivable	2,736,540
Notes receivable (30,112,191 Yen to related party)	32,062,191
Other current assets	11,977,206
Total current assets	262,276,324

EQUIPMENT, NET	47,369,110

OTHER ASSETS
Restricted cash	49,911,780

359,557,214

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES:
Accounts payable - trade	96,368,152
Accrued liabilities	91,005,622
Consumption tax payable	16,135,395
Income taxes payable	205,000
Deferred revenue	200,130,164
Note payable - related party	65,000,000
Total current liabilities	468,844,333

STOCKHOLDERS’ DEFICIENCY:
Common stock, 50,000 par value, 2,400 shares authorized,
600 issued and outstanding, respectively	30,000,000
Accumulated deficit	(139,287,119)
Total stockholders’ deficiency	(109,287,119)

359,557,214

The accompanying notes are an integral part of the statements.

GLOBAL HOTLINE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
From September 7, 2004
(Inception)
To March 31, 2005
In Yen

REVENUE	374,153,384

COST OF SALES	133,820,141

GROSS PROFIT	240,333,243

EXPENSES:
Selling, general and administrative expenses	372,872,815
Total expenses	372,872,815

OPERATING LOSS	(132,539,572)

OTHER INCOME (EXPENSE):
Interest income	112,195
Interest expense	(966,098)
Other income	85,108
Impairment loss on Inforidge Co Ltd.	(5,978,752)
Total other income (expense)	(6,747,547)

NET LOSS	(139,287,119)

The accompanying notes are an integral part of the statements.

GLOBAL HOTLINE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIENCY

				Total
	Common Stock		Accumulated	Stockholders’
	Shares	Amount	Deficit	Deficiency
		In Yen	In Yen	In Yen

Beginning balance at September 7, 2004 (inception)	-	-	-	-
Capital stock issued at inception	600	30,000,000	-	30,000,000
Net loss	-	-	(139,287,119)	(139,287,119)

Balance as of March 31, 2005	600	30,000,000	(139,287,119)	(109,287,119)

The accompanying notes are an integral part of the statements.

GLOBAL HOTLINE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS

From September 7, 2004
(Inception)
To March 31, 2005
In Yen
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	(139,287,119)
Adjustments to reconcile net loss to net cash provided by
operating activities:
Depreciation	7,297,597
Impairment of identifiable intangible	5,978,752
Changes in operating assets and liabilities:
Accounts receivable	(175,852,418)
Consumption tax receivable	(2,736,540)
Notes receivable	(32,062,191)
Other current assets	(9,918,123)
Other assets	(49,911,780)
Accounts payable	96,368,152
Accrued liabilities	89,555,787
Consumption tax payable	10,317,395
Income taxes payable	135,000
Deferred revenue	200,130,164
NET CASH PROVIDED BY OPERATIONS	14,676

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of capital expenditures	(54,666,707)
Purchase of Inforidge Co Ltd	(700,000)
NET CASH USED IN INVESTING ACTIVITIES	(55,366,707)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loan payable	65,000,000
Proceeds from sale of common stock	30,000,000
NET CASH FROM FINANCING ACTIVITIES	95,000,000

NET INCREASE IN CASH AND CASH EQUIVALENTS	39,647,969

CASH AND CASH EQUIVALENTS, beginning of the period	-

CASH AND CASH EQUIVALENTS, end of the period	39,647,969

Supplemental disclosures of cash flow information:
Interest paid	-
Taxes paid	-
Non-cash investing and financing activities:	None
Acquisition details:
Fair value of assets acquired	2,059,083
Liabilities assumed	7,337,835
Identifiable intangible	(5,978,752)

The accompanying notes are an integral part of the statement.

Global Hotline, Inc.

Notes to the Consolidated Financial Statements

1. Operations

Global Hotline, Inc. (“Global Hotline” or the “company”), a Japanese corporation, was established September 7, 2004 as a call center operator and reseller of telephone and broadband lines in Japan. The company operates two call centers with 370 seats and utilizes two agents with an additional 300 seats to support the business.

Global Hotline has two contracts with a significant Japanese telecommunications company. The first contract covers the period October 1, 2004 thru September 30, 2005 and requires Global Hotline to sell subscriber lines based on agreed monthly targets. Global Hotline expects to be paid 841,000,000 Yen under this contract. The second contract covers the period March 16, 2005 through March 31, 2006 and requires Global Hotline to sell subscriber lines based on agreed monthly targets. Global Hotline expects to be paid 2,925,000,000 Yen under this contract. If the targets are not achieved on a quarterly basis, then Global Hotline will be required to refund a portion of the revenue to the customer. The contracts may be cancelled if Global Hotline commits a material breach as defined in the contracts. Absent a material breach by Global Hotline, the contracts may be extended.

Under the first contract, Global Hotline is liable to the significant Japanese telecommunications company for shortfalls to sell the contracted amounts of subscriber lines. In order to protect against these penalties, Global entered into a contract with 3S Networks on November 1, 2004 to outsource the call center operation. The agreement with 3S Networks has a one year term and defines a contracted amount of lines that must be sold by 3S Networks. In the event that 3S Networks did not achieve contracted target sales quotas, the contract provides for penalties to be paid by 3S Network to Global Hotline. As of March 31, 2005, Global Hotline did not achieve the required target of lines to be sold under the first contract, and accordingly has accrued approximately 92,000,000 yen in penalty. Concurrently, Global Hotline’s agent 3S Networks did not achieve their required sales quota, and accordingly Global Hotline recorded approximately 120,000,000 yen in penalties due from 3S Networks. Total penalty revenue exceeds penalty expense by approximately 28,000,000 yen, as of, and for the period from September 7, 2004 (inception) through March 31, 2005. Due to the uncertainty in the ultimate receipt of the net penalty revenue, and until such time as real measurement of the completed first contract can be made, Global Hotline has reserved the full amount of this net penalty revenue.

The 3S Network contract can be cancelled under certain conditions and Global Hotline can extend the contract. In addition to the 3S Network contract, Global Hotline entered into a contract with Cubic Co Ltd (“Cubic”) on April 15, 2005 to outsource call center operations for the first contract. Global Hotline operates two call center operations to support the second contract.

On November 16, 2004, Global Hotline entered into an agreement with IE Group Co Ltd (“IE Group”) to sell Nihon Telecom telephone and broadband lines in Japan. This agreement was terminated May 15, 2005 with the payment of a 30,000,000 Yen penalty. The company recorded 176,619,251 Yen in revenue from September 7, 2004 (inception) to March 31, 2005 under this agreement.

2. Summary of Significant Accounting Policies

The consolidated financial statements have been prepared on the historical cost basis, except for the certain financial instruments. The principal accounting policies adopted are set out below.

a.	Basis of Financial Statements

The company maintains its records and prepares its consolidated financial statements in Japanese Yen in accordance with accounting principles generally accepted in Japan. Certain adjustments and reclassifications have been incorporated in the accompanying consolidated financial statements to conform to accounting principles generally accepted in the United States of America. These adjustments were not recorded in the statutory books of account. The accounting policies have been consistently applied by the Company.

b.	Principles of Consolidation

The consolidated financial statements include the accounts of the company and its wholly owned subsidiaries, Inforidge Co Ltd (“Inforidge”) and IA Partners Co Ltd. (“IAP”). Inforidge operates as a general temporary employment business in certain regions of Japan. IAP operates as a sales agent for IE Group and manages the agents for Global Hotline. Inter-company items and transactions have been eliminated in consolidation.

c.	Cash and Cash Equivalents

The company classifies highly liquid temporary investments with an original maturity of three months or less when purchased as cash equivalents.

d.	Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable consists primarily of amounts due to the company from normal business activities. The company maintains an allowance for doubtful accounts to reflect the expected non-collection of accounts receivable based on past collection history and specific risks identified within the portfolio. If the financial condition of the customers were to deteriorate resulting in an impairment of their ability to make payments, or if payments from customers are significantly delayed, additional allowances might be required. As of March 31, 2005, the company had not recorded any allowance.

e.	Equipment

Equipment represents machinery, equipment and software, which are stated at cost less accumulated depreciation. Depreciation of machinery and equipment is computed by the accelerated or straight-line methods over the estimated useful lives of the related assets (approximately 3 years). Software developed or obtained for internal use is depreciated using the straight-line method over the estimated useful life of the software, generally not in excess of two years. Leasehold improvements are depreciated over the life of the facility lease (approximately twenty four as of March 31, 2005).

f.	Long Lived Assets

The company reviews its long-lived assets for impairment when changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Long-lived assets under certain circumstances are reported at the lower of carrying amount or fair value. Assets to be disposed of and assets not expected to provide any future service potential to the company are recorded at the lower of carrying amount or fair value less cost to sell. To the extent carrying values exceed fair values, an impairment loss is recognized in operating results. The company has performed its impairment tests and determined that 5,978,752 Yen of identifiable intangible assets related to the acquisition of Inforidge were impaired as of March 31, 2005 and such assets was expensed in the operating results.

g.	Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for cash and cash equivalents, accounts receivable, notes receivable, accounts payable, accrued liabilities and note payable approximate fair value based on the short-term maturity of these instruments.

h.	Revenue Recognition

Global Hotline revenue was derived from operating call centers and the reselling of telephone and broadband lines in Japan. Revenue for the first contract has been recognized and recorded over the life of the contract. Revenue for the second contract is considered realized when the services have been provided to the customer, the work has been accepted by the customer and collectibility is reasonably assured. Furthermore, if real measurement of revenue cannot be determined, the company defers all revenue recognition until such time that real measurement can be determined. If during the course of a contract management determines that losses are expected to be incurred, such costs are charged to operations in the period such losses are determined.

Revenues are deferred when cash has been received from the customer but the revenue has not been earned. The company has recorded 200,130,164 Yen of deferred revenue as of March 31, 2005.

i.	Advertising Costs

Advertising costs are expensed as incurred, and included in selling, general and administrative expenses. There were minimal advertising costs incurred from inception to March 31, 2005.

j.	Foreign Currencies

All transactions were recorded in Japanese Yen.

k.	Income Taxes

Income tax expense is based on reported income before income taxes. Deferred income taxes reflect the effect of temporary differences between asset and liability amounts that are recognized for financial reporting purposes and the amounts that are recognized for income tax purposes. These deferred taxes are measured by applying currently enacted tax laws. Valuation allowances are recognized to reduce the deferred tax assets to the amount that is more likely than not to be realized. In assessing the likelihood of realization, management considers estimates of future taxable income.

l.	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

m.	Goodwill

The company has adopted Financial Accounting Standards Board No. 142 which eliminated the amortization of goodwill, or similar intangibles, and substituted an annual review of these assets for possible impairment, requiring the comparison of fair market value to carrying value. Fair market value is estimated using the present value of expected future cash flows and other measures.

3. Acquisition

The acquisition of Inforidge, a privately held Japanese company, on November 2, 2004 was a component of the company’s strategy to operate as a call center operator and reseller of telephone and broadband lines in Japan. Global Hotline paid 700,000 Yen for its 100% ownership in Inforidge. Inforidge operates as a general temporary employment business for Global Hotline and other corporate customers.

The cost to acquire Inforidge has been allocated to the net assets and liabilities acquired according to estimated fair values as follows:

In Yen
Purchase price	700,000
Total assets	(2,059,083)
Total liabilities	7,337,835
Identifiable intangible assets	5,978,752
Less impairment of identifiable intangible assets	(5,978,752)
Net identifiable intangible assets as of March 31, 2005	0

The company has performed its impairment tests and determined that the 5,978,752 Yen of identifiable intangible assets related to the acquisition of Inforidge was impaired as of March 31, 2005 and such assets were expensed in the operating results. Impairment was based on uncertainty in determining future cash flows from Inforidge’s operations as of March 31, 2005.

4. Accounts Receivable/ Customer Concentration

The Company had the following customers with sales in excess of 10% from September 7, 2004 (inception) to March 31, 2005:

%
IE Group	59.7%
Customer A	34.6%

The agreement with IE Group was terminated May 15, 2005. The company has one customer.

5. Equipment

Equipment was 47,369,110 Yen as of March 31, 2005, net of accumulated depreciation of 7,297,597 Yen. The equipment consisted of leasehold improvements, capitalized software licenses, and equipment. Total depreciation expense was 7,297,597 Yen from inception to March 31, 2005.

Equipment consists of the following:

Machinery and equipment	42,897,475
Software licenses	253,575
Leasehold improvements	11,515,657
54,666,707
Less: accumulated depreciation	7,297,597
47,369,110

6. Restricted Cash

Restricted cash of 49,911,780 Yen as of March 31, 2005, is held by a bank for the companies office leases.

7. Accounts Payable - Trade

Accounts payable - trade was 96,368,152 Yen as of March 31, 2005. Such liabilities as of March 31, 2005 included personnel recruiting fees, operating leases payable and other accounts payable.

8. Accrued Liabilities

Accrued liabilities were 91,005,622 Yen as of March 31, 2005. Such liabilities included accrued salaries, commissions and interest.

9. Related Party Transactions

Mr. Anan, the company’s president and chief executive officer, owes 30,000,000 Yen under a note receivable dated December 29, 2004. The note is unsecured, accrues interest at 3.5% and is due December 29, 2005. Total interest earned as of March 31, 2005 was 112,191 Yen. Included in notes receivable are 1,950,000 Yen of short term advances made to various employees of the company that do not earn interest.

In addition, Inter Asset Japan Co Ltd, a party related to Mr. Isobe a shareholder of the company, has loaned the company 65,000,000 Yen and guarantees the rent on the two Global Hotline offices. The loan is unsecured, accrues interest at 3.5% and is due in various installments thru December 31, 2005. On September 13, 2005, Global Hotline repaid the 65,000,000 Yen note payable.

10. Income tax expense

The company is subject to a number of different income taxes in Japan which, in the aggregate, indicate a normal statutory tax rate of approximately 41% from September 7, 2005 (inception) to March 31, 2005.

Current tax expense and deferred tax asset consist of the following:

From September 7, 2005 (Inception) to March 31, 2005

Current tax expense:
Expected income tax benefit based on Japanese statutory rates	(57,000,000)
Effect of permanent difference	1,800,000
Valuation allowance	(55,200,000)
Net deferred tax expense	-

March 31, 2005
Deferred tax asset:
Net operating loss	55,200,000
Valuation allowance	(55,200,000)
-

11. Equity Transactions

On September 7, 2004, the Company issued 600 shares of common stock at par for 50,000 Yen per share for gross proceeds of 30,000,000 Yen.

12. Third Party Licenses and Agreements

Inforidge was granted two licenses, job placement service license and general worker dispatch business license, from the Minister of Health, Labor and Welfare in Japan in March. These licenses expire February 28, 2010.

13. Commitments

Other Material Commitments. The company’s contractual cash obligations as of March 31, 2005 are summarized in the table below:

		Less Than			Greater Than
Contractual Cash Obligations	Total	1 Year	1-3 Years	3-5 Years	5 Years
Office leases	46,705,332	46,705,332	0	0	0

Operating lease obligations	6,791,400	1,358,280	2,716,560	2,716,560	0

Note payable - related party	65,000,000	65,000,000	0	0	0

Agent commissions	547,200,000	547,200,000	0	0	0

Office lease expense for the period September 7, 2004 (inception) through March 31, 2005 was 15,439,093 Yen.

Global Hotline entered into a contract with 3S Networks on November 1, 2004 to outsource the call center operation for the first contract. The agreement has a one year term and provides for lines sold and penalties that protect the revenues and profits of the first contract. The contract can be cancelled under certain conditions and Global Hotline can extend the contract. Global Hotline entered into a contract with Cubic on April 15, 2005 to outsource call center operations for the first contract. Global Hotline has two call center operations to support the second contract. For the period from September 7, 2004 (inception) to March 31, 2005, the company recorded agent commissions of 30,956,510 Yen in cost of sales. The company recorded 149,412,291 Yen of prepaid commissions as accounts receivable as of March 31, 2005.

14. Industry Segment and Geographic Information

The Company operates in one business segment as defined under SFAS 131, “Segment Reporting”. Its business is located in and operates in Japan.

15. Subsequent Events

Global Hotline entered into a contract with Cubic on April 15, 2005 to outsource call center operations for the first contract.

The contract with IE Group was terminated May 15, 2005 with the payment of a 30,000,000 Yen penalty.

On June 15, 2005, IA Global, Inc., a publicly traded United States corporation with operations primarily in Japan, purchased all the outstanding shares of Global Hotline from Mr. Hideki Anan (67%), Mr. Kyo Nagae (10%) and Mr. Hiroki Isobe (23%). Mr. Isobe is affiliated with the majority shareholders of IA Global. The transaction was structured as a share exchange in which IA Global issued 15,000,000 shares of its common stock in exchange for 100% of Global Hotline’s equity.

On July 29, 2005, the Global Hotline received 717,000,000 Yen, from its customer. This amount was primarily an advance of the quarterly payment under the second contract.

On September 13, 2005, Global Hotline repaid the 65,000,000 Yen note payable to Inter Asset Japan Co Ltd.

On September 30, 2005, Global Hotline, Inc. entered into a Senior Secured Promissory Note of 300,000,000 Yen with GMB International, Inc., a party affiliated with Mr. Hiroki Isobe, a shareholder in Global Hotline, and Inter Asset Japan Co Ltd.

The loan includes a repayment of 150,000,000 Yen on October 7, 2005 and the remaining 150,000,000 Yen plus interest at 3.5% on October 30, 2005. The loan also provides for an earlier payment on certain events of default. On October 7, 2005, 150,000,000 Yen was repaid.